CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #36 to the Registration Statement on Form N-1A of the Greenspring Fund and to the use of our report dated February 24, 2010 on the financial statements and financial highlights of the Greenspring Fund. Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
April 28, 2010